SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD ADMIRAL FUNDS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE                                                                   SEE BELOW

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(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER

                                                                                                    IDENTIFICATION NO.)

C/O         VANGUARD ADMIRAL FUNDS

               P.O. BOX 2600                                                                      19482

               VALLEY FORGE, PA                                         (ZIP CODE)

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:                        Exchange I.R.S. Employer

                                                                                                           Identification Number

Vanguard S&P 500 Growth ETF                          NYSE Arca, Inc.    27-2948447

Vanguard S&P 500 Value ETF                             NYSE Arca, Inc.    27-2948429

Vanguard S&P Mid-Cap 400 ETF                       NYSE Arca, Inc.    27-2948461

Vanguard S&P Mid-Cap 400 Growth ETF           NYSE Arca, Inc.    27-2948501

Vanguard S&P Mid-Cap 400 Value ETF             NYSE Arca, Inc.    27-2948529

Vanguard S&P Small-Cap 600 ETF                     NYSE Arca, Inc.    27-2948555

Vanguard S&P Small-Cap 600 Growth ETF         NYSE Arca, Inc.    27-2948646

Vanguard S&P Small-Cap 600 Value ETF           NYSE Arca, Inc.    27-2948616

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

0226596

     Securities Act registration statement file number to which this form relates: 33-49023

     Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 25, 26 and 27 to the Registration Statement on Form N-1A  (Securities Act file number 33-49023 and Investment  Company  Act  file  number  811-7043, respectively (collectively,  the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.      Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2.   Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the   Registration Statement.

3.   Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                             VANGUARD ADMIRAL  FUNDS

DATE: September 7, 2010           By:                    /s/ Natalie Bej

                                                              ___________________________

                                                                            Natalie Bej

                                                                            Assistant Secretary

0226596